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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: November 3, 1999


                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



              California               File No. 0-19231         68-0166366
   (State or other jurisdiction of  (Commission File Number)   (IRS Employer)
    Incorporated or organization)                            Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California           95404-4905
         (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (707) 573-4800





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Item 5.  Other Events

Press releases for the following (article attached):

      Redwood  Empire  Bancorp reports third quarter 1999 financial results.











                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



            11/3/99
Date:  ___________________             REDWOOD EMPIRE BANCORP
                                            (Registrant)



                                       By:  /s/ James E. Beckwith
                                            ---------------------
                                            James E. Beckwith
                                            Executive Vice President and
                                            Chief Operating Officer

                             FOR:                REDWOOD EMPIRE BANCORP

                             APPROVED BY:        James E. Beckwith
                                                 Executive Vice President and
                                                 Chief Operating Officer
                                                 (707) 522-5215
For Immediate Release




                         REDWOOD EMPIRE BANCORP REPORTS
               8% INCREASE IN THIRD QUARTER 1999 OPERATING RESULTS


     SANTA ROSA,  Calif.  (October 27, 1999) -- Redwood Empire Bancorp  (NASDAQ:
REBC) today reported income from continuing operations of $1,052,000 or $0.30 per share for its third quarter ended September 30, 1999. This compares with income from continuing operations of $977,000 or $0.28 per diluted share for the third quarter a year ago. Return on equity from continuing operations was 10.50% in the third quarter as compared with 10.67% in the same quarter a year ago. Return on assets from continuing operations was .97% in the third quarter as compared to .92% one year ago.

     For the nine months ended September 30, 1999 income from continuing operations was $3,474,000 or $1.00 per diluted share. This compares with income from continuing operations of $2,348,000 or $0.68 per diluted share, for the first nine months of 1998 and represents a 48% increase in income from continuing operations. "We are extremely pleased with income growth of our core bank operations," noted Tom Whitaker, Chairman. "Growing earning assets, reducing overhead costs and managing capital are our key objectives as we enter the new millenium," said Whitaker.

     During the third quarter of 1999 the Company successfully completed the divestiture of its mortgage brokerage and mortgage banking units, Valley Financial and Allied Diversified Credit. As a result of its divestiture the Company recorded an after-tax loss of $167,000 which is primarily comprised of termination benefits. The Company has disclosed the operations of these units as well as the after tax loss on disposition as discontinued operations.
Accordingly, historical financial information has been recast to present the operating results of Valley Financial and Allied Diversified Credit as discontinued operations.

     Net income was $366,000 or $0.11 per diluted share for the quarter ended September 30, 1999 as compared to $1,335,000 or $0.38 per diluted share one year ago. For the nine months ended September 30, 1999 net income was $2,602,000 or $0.75 per diluted share as compared to $3,541,000 or $1.05 for the first nine months of 1998.

     Consolidated net interest income from continuing operations amounted to $4,973,000 in the third quarter, compared to $4,689,000 in the same period in 1998 which represents a 6% increase. Net interest income for the first nine months of 1999 was $14,619,000 compared to $13,481,000 in 1998, an increase of 8%. The increase in net interest income is attributable to both an increase in earning assets and an improvement in the net interest margin.

     The loan loss provision was $200,000 for the quarter, versus $510,000 in the same period last year. Net charge-offs were $238,000, or .30% of average portfolio loans for the quarter as compared to $219,000 or .31% in the same quarter one year ago. Non-performing assets at September 30, 1999 were $7,204,000 or 1.65% of total assets, as compared to non-performing assets of $8,911,000, or 2.11% of total assets, as of December 31, 1998, and $9,190,000 or
2.12% of total assets as of June 30, 1999. Non-performing assets have declined $1,707,000 or 19% during the first nine months of 1999.

     "We again achieved significant progress in the reduction of non-performing assets," said Whitaker. "This continues to be a high priority for management and staff."

     Other fee income from continuing operations amounted to $1,193,000 in the quarter ended September 30, 1999 as compared to $1,396,000 in the same period in 1998 or a 15% decrease.

     Non interest expense from continuing operations amounted to $4,200,000 in the third quarter of 1999 as compared to $4,044,000 in the same period one year ago.

     Total assets were $437,164,000 at quarter-end. Common book value per share was $11.70. The Company's Tier 1 capital to average assets ratio was 8.96% as of September 30, 1999.

     Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches in Sonoma, Mendocino and Lake Counties.

     The statements contained in this release, which are not historical facts, are forward-looking statements that are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Company's Securities and Exchange Commission filings.



                               (Tables to follow)


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
                                        REDWOOD EMPIRE BANCORP AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          (Dollars in thousands except for earnings per share and share data)

                                                                         Three Months Ended                 Nine Months Ended
                                                                           September 30                       September 30
                                                                        1999              1998              1999            1998
Interest income                                                                          $7,811           $22,329         $23,170
                                                                        7,686
Interest expense                                                                          3,122             7,710           9,689
                                                                        2,713
Net interest income                                                     4,973             4,689            14,619          13,481
Provision for loan losses                                                 200               510               700           1,530
Net interest income after loan loss provision                           4,773             4,179            13,919          11,951
Other income                                                            1,193             1,396             3,897           3,981
Other expense                                                           4,200             4,044            12,155          12,235
Income before tax from continuing operations                            1,766             1,531             5,661           3,697
Income tax expense from continuing operations                             714               554             2,187           1,349
Income from continuing operations                                       1,052               977             3,474           2,348
Discontinued operations:
   Income/(loss) from discontinued operations
     (less applicable income taxes of ($356), $210, ($439)
     and $760)                                                          (519)               358             (429)           1,305
   Loss on disposal of discontinued operations
     (less applicable income taxes of ($113) )                          (167)                 0             (167)
   Income/(loss) from discontinued operations                           (686)               358             (596)           1,305
Net income before extraordinary item                                      366             1,335             2,878           3,653
Extraordinary item, net of tax                                              0                 0               276
Net income                                                                366             1,335             2,602           3,653
Preferred dividends                                                         0                 0                 0             112
Net income available for common                                          $366            $1,335            $2,602          $3,541

Basic earnings per share:
  Income from continuing operations                                     $0.31             $0.29             $1.03           $0.76
  Income/(loss) from discontinued operations                           (0.20)              0.11            (0.18)            0.42
  Income before extraordinary item                                       0.11              0.40              0.85            1.18
  Income after extraordinary item                                        0.11              0.40              0.77            1.18
  Weighted average shares-basic                                     3,390,000         3,369,000         3,385,000       3,101,000

Diluted earnings per share:
  Income from continuing operations                                     $0.30             $0.28             $1.00           $0.68
  Income/(loss) from discontinued operations                           (0.20)              0.10            (0.17)            0.38
  Income before extraordinary item                                       0.11              0.38              0.83            1.05
  Income after extraordinary item                                        0.11              0.38              0.75            1.05
  Weighted average shares-basic                                     3,458,000         3,486,000         3,472,000       3,465,000

Selected Ratios
Return on Average Total Equity from continuing operations             11.14 %            10.83%           12.43 %          9.13 %
Return on Average Assets from continuing operations                    1.03 %             0.93%            1.14 %           .75 %

                                                                        Selected Balance Sheet Data
                                                                              (In Thousands)
                                                                        September 30,     September 30
                                                                    1999              1998
Total Loans, including Mortgage Loans Held for Sale                  $325,219          $289,213
Allowance for Loan Loss                                                 7,963             8,221
Total Assets                                                          437,164           420,973
Total Deposits                                                        367,928           358,013
Equity Capital                                                         39,429            37,748
Nonperforming Assets                                                    7,204            10,412
